UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011 (May 31, 2011)

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3999 0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 31, 2011, Subaye, Inc. (the “Company”) received a staff determination letter from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that Nasdaq has determined to exercise its discretionary authority under Listing Rule 5101 and delist the Company’s securities based on public interest concerns raised by:

1.	the serious accounting and operational issues identified by PricewaterhouseCoopers (“PwC”), the Company’s former independent registered accounting firm;

2.	the failures of the Company to cooperate with PwC to address and/or resolve these issues and to initiate an independent investigation;

3.
the Company’s continued employment of James T. Crane, its former Chief Financial Officer (“CFO”), after he consented to imposition of a permanent bar by the Public Company Accounting Oversight Board (“PCAOB”) from association with any registered accounting firm; and

4.
violations of Listing Rule 5605(c)(3) and IM-5605-5 and the Company’s own Audit Committee charter due to the Audit Committee’s abdication of its responsibilities to oversee and participate in the search for a new audit firm after PwC’s resignation.

Nasdaq has also determined that the Company should be delisted for its failures to:

1.
file with the Securities and Exchange Commission (“SEC”) its Quarterly Reports on Form 10-Q for the periods ended December 31, 2010 (the “December Form 10-Q”) and March 31, 2010 (the “March Form 10-Q”)(together, the “Delinquent Reports”), as required by Listing Rule 5250(c)(1);

2.	provide Staff with requested information, in contravention of Listing Rule 5250(a); and

3.	comply with the majority independent board and audit committee composition requirements set forth in Listing Rules 5605(b)(1) and 5605(c)(2), respectively.

Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on June 9, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company has not yet determined whether to appeal Nasdaq’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 6, 2011

SUBAYE, INC.

By:	/s/ Alexander Holtermann
Name:	Alexander Holtermann
Title:	Chief Executive Officer